As filed with the Securities and Exchange Commission on December 1, 2016.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

STEIN MART, INC.

(Exact name of registrant as specified in its charter)

Florida	64-0466198
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1200 Riverplace Blvd. Jacksonville, FL	32207
(Address of Principal Executive Offices)	(Zip Code)

Stein Mart, Inc. 2001 Omnibus Plan

(Full title of the plan)

Gregory W. Kleffner

Executive Vice President and Chief Financial Officer

Stein Mart, Inc.

1200 Riverplace Boulevard

Jacksonville, Florida 32207

(Name and address of agent for service)

(904) 346-1500

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.01 par value	2,000,000 shares	$5.11(2)	$10,220,000.00	$1,184.50

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 shall also cover any additional shares of the Registrant’s common stock that become issuable under the Stein Mart, Inc. 2001 Omnibus Plan, as amended and restated effective June 21, 2016, by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) and Rule 457(h)(1) under the Securities Act the offering price per share and aggregate offering price per share are based upon the average of the high and low prices of the Registrant’s common stock on November 29, 2016, as reported on the NASDAQ Global Select Market

EXPLANATORY NOTE

This Registration Statement on Form S-8 relates to the registration of an additional 2,000,000 shares of Common Stock, par value $0.01 per share, of Stein Mart, Inc. (the “Registrant”), to be offered pursuant to the Stein Mart, Inc. 2001 Omnibus Plan (the “Omnibus Plan”). The Registrant has previously filed Registration Statements with respect to the Omnibus Plan on Form S-8 with the SEC on August 7, 2001 (File No. 333-67034) (the “Original Omnibus Registration Statement”), on December 12, 2007 (File No. 333-148007) (the “Second Omnibus Registration Statement”), and on June 6, 2012 (File No. 333-181933) (the “Third Omnibus Registration Statement”) which related to the registration of an aggregate 10,500,000 shares of the Registrant’s Common Stock offered pursuant to the Omnibus Plan, the contents of which Original Omnibus Registration Statement, Second Omnibus Registration Statement and Third Omnibus Registration Statement are incorporated herein by reference. In accordance with General Instruction E to Form S-8, Part I and Part II of Form S-8 are omitted from this registration statement.

PART II

INFORMATION REQUIRED IN THE INFORMATION STATEMENT

Item 8.	Exhibits

The list of Exhibits is incorporated herein by reference to the Index to Exhibits.

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on December 1, 2016.

STEIN MART, INC.

By:	/s/ D. Hunt Hawkins
D. Hunt Hawkins
Interim Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ D. Hunt Hawkins	Interim Chief Executive Officer and Director	December 1, 2016
D. Hunt Hawkins	(Principal Executive Officer)

/s/ Gregory W. Kleffner	Executive Vice President and Chief Financial Officer	December 1, 2016
Gregory W. Kleffner	(Principal Financial Officer)

/s/ E. Chantelle Quick	Senior Vice President and Controller	December 1, 2016
E. Chantelle Quick	(Principal Accounting Officer)

/s/ Jay Stein	Chairman of the Board	December 1, 2016
Jay Stein

/s/ John H. Williams, Jr.	Vice Chairman of the Board	December 1, 2016
John H. Williams, Jr.

/s/ Irwin Cohen	Director	December 1, 2016
Irwin Cohen

/s/ Thomas L. Cole	Director	December 1, 2016
Thomas L. Cole

/s/ Timothy Cost	Director	December 1, 2016
Timothy Cost

/s/ Lisa Galanti	Director	December 1, 2016
Lisa Galanti

/s/ Mitchell W. Legler	Director	December 1, 2016
Mitchell W. Legler

/s/ Richard L. Sisisky	Director	December 1, 2016
Richard L. Sisisky

/s/ Burton M. Tansky	Director	December 1, 2016
Burton M. Tansky

II-2

INDEX TO EXHIBITS

Exhibit Number	Description

5(a)	Opinion of Bradley Arant Boult Cummings LLP.

10(a)	Stein Mart, Inc. 2001 Omnibus Plan, as amended and restated effective June 21, 2016, incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed May 11, 2016.

23(a)	Consent of KPMG LLP.

23(b)	Consent of Bradley Arant Boult Cummings LLP (contained in Exhibit 5(a)).